Exhibit 99.1

Talmer Bancorp, Inc. reports fourth quarter 2014 net income of $12.5 million, representing $0.16 of earnings per diluted average common share

Experienced strong net loan growth of $214.5 million in the fourth quarter 2014

Talmer Bancorp, Inc. declares cash dividend on common stock of $0.01 per share

TROY/January 30, 2015 — Talmer Bancorp, Inc. (NASDAQ: TLMR) (“Talmer”) today reported fourth quarter 2014 net income of $12.5 million, compared to $19.5 million for the third quarter of 2014 and $12.6 million for the fourth quarter of 2013.  Earnings per diluted common share were $0.16 for the fourth quarter of 2014, compared to $0.26 for the third quarter of 2014 and $0.18 for the fourth quarter of 2013. In addition, the Board of Directors of Talmer declared a cash dividend on its Class A common stock of $0.01 per share on January 29, 2015.  The dividend will be paid on February 20, 2015, to our Class A common shareholders of record as of February 9, 2015.

Talmer Bancorp President and CEO David Provost commented, “We are pleased at our consistent progress in substantially improving our core operating efficiency and sustaining strong organic loan growth.  Looking forward, our lending pipelines are strong, and we plan to make further incremental improvements in our operating efficiency in early 2015 given the anticipated first quarter completion of the First of Huron Corporation acquisition and the operational integration of Talmer West Bank.  During the fourth quarter we generated an annualized reported return on average assets of 85 basis points despite the earnings headwinds from a pre-tax $3.7 million charge related to a reduction in the fair value of our loan servicing rights due to lower market interest rates.  Our team remains optimistic about the substantial organic growth opportunities in our existing markets and continues to be well-prepared to pursue additional acquisitions.”

Quarterly Results Summary

(Dollars in thousands, except per share data)	4th Qtr 2014	3rd Qtr 2014	4th Qtr 2013
Earnings Summary
Net interest income	$51,463	$52,217	$39,284
Total provision for loan losses	2,994	1,509	3,250
Noninterest income	15,834	29,974	23,557
Noninterest expense	48,098	51,263	53,009
Income before income taxes	16,205	29,419	6,582
Income tax provision (benefit)	3,703	9,904	(5,971)
Net income	12,502	19,515	12,553

Per Share Data
Diluted earnings per common share	$0.16	$0.26	$0.18
Tangible book value per share (1)	10.61	10.40	9.12
Average diluted common shares (in thousands)	75,759	75,752	70,555

Performance and Capital Ratios
Return on average assets	0.85%	1.36%	1.08%
Return on average equity	6.63	10.56	8.24
Net interest margin (fully taxable equivalent) (2)	3.89	4.05	3.72
Core efficiency ratio (1)	67.09	70.81	88.22
Tangible average equity to tangible average assets (1)	12.67	12.64	12.91
Tier 1 leverage ratio (3)	11.56	11.45	12.19
Tier 1 risk-based capital (3)	15.20	15.56	18.29
Total risk-based capital (3)	16.44	16.76	19.21

(1) See section entitled “Reconciliation of Non-GAAP Financial Measures.”

(2) Presented on a tax equivalent basis using a 35% tax rate for all periods presented.

(3) Fourth quarter 2014 is estimated.

Fourth Quarter 2014 Compared to Third Quarter 2014

•                  Net income was $12.5 million, or $0.16 per diluted average common share, in the fourth quarter of 2014, compared to $19.5 million, or $0.26 per diluted average common share, for the third quarter of 2014.  The decline in net income in the fourth quarter of 2014 was primarily due to the third quarter of 2014 benefit of $14.4 million in gain on sales of branches, partially offset by a $3.2 million decrease in total noninterest expense.

•                  Net total loans increased during the fourth quarter of 2014 by $214.5 million.  During the fourth quarter of 2014, Talmer Bank and Trust’s net total loans grew by $223.9 million, as a result of $276.8 million of net uncovered loan growth (loans not covered by loss share agreements with the FDIC) and $52.9 million of net covered loan run-off (loans covered by loss share agreements with the FDIC).  Talmer West Bank experienced net loan run-off of $9.4 million in the fourth quarter of 2014.

•                  Total deposits increased $63.3 million, to $4.5 billion as of December 31, 2014, compared to September 30, 2014.  Total deposit growth included other brokered funds of $169.0 million to fund continued loan growth, partially offset by declines in time deposits of $68.8 million, noninterest-bearing demand deposits of $20.8 million, interest-bearing demand deposits of $12.6 million and money market and savings deposits of $3.5 million.

•                  Net interest income decreased slightly to $51.5 million in the fourth quarter of 2014, compared to $52.2 million in the third quarter of 2014.  Our net interest margin declined 16 basis points to 3.89% in the fourth quarter of 2014, compared to 4.05% in the third quarter of 2014, due in large part to the increased negative accretion of the FDIC indemnification asset.

•                  Noninterest income decreased $14.1 million to $15.8 million in the fourth quarter of 2014, compared to the third quarter of 2014.  The decrease is primarily the result of $14.4 million in gain on sales of branches recognized from the sales of our Wisconsin branches and our single branch located in New Mexico recognized in the third quarter of 2014.  Also impacting the decline was a fourth quarter decline of mortgage banking and other loan fees of $2.9 million, driven by a detriment to earnings of $3.7 million due to the change in the fair value of loan servicing rights, partially offset by a fourth quarter decrease of $2.2 million in the amounts due to the FDIC resulting from lower recoveries recognized included within “FDIC loss sharing income.”  In the third quarter of 2014, the change in the fair value of loan servicing rights was a detriment of $176 thousand. The changes in the fair value of loan servicing rights were due mainly to movements in market interest rate during those periods.

•                  Noninterest expense decreased $3.2 million, or 6.2%, to $48.1 million in the fourth quarter of 2014, compared to the third quarter of 2014.  The decline in noninterest expense is significantly due to a decrease in salary and employee benefits of $4.2 million driven by lower salary and benefit related costs as a result of the sales of our Wisconsin and New Mexico branches during the third quarter.

Income Statement

Net Interest Income and Net Interest Margin

Net interest income for the fourth quarter of 2014 was $51.5 million, compared to $52.2 million in the prior quarter.  Our net interest margin was 3.89% in the fourth quarter of 2014, a decrease of 16 basis points from 4.05% in the third quarter of 2014.  The decline in our net interest margin in the fourth quarter was due to a combination of several factors.  The largest factors affecting the change in our net interest margin were: (1) an increase in negative accretion of the FDIC indemnification asset as we continue to experience increases in cash flow expectations on covered loans as a result of our quarterly re-estimations, and (2) a decline in the yield on our uncovered purchased credit impaired loan portfolio due to the run-off of certain higher yielding uncovered purchased credit impaired loans.

Our net interest margin benefits from discount accretion on our purchased credit impaired loan portfolio, a component of the accretable yield.  The accretable yield for purchased credit impaired loans includes both the expected coupon of the loan and the discount accretion, and is recognized as interest income over the expected remaining life of the loans.  For the fourth and third quarters of 2014, the yield on uncovered loans was 4.71% and 4.97%, respectively, while the yield generated using only the expected coupon would have been 4.25% and 4.51%, respectively.  For the fourth and third quarters of 2014, the yield on covered loans was 13.03% and 12.36%, respectively, while the yield generated using only the expected coupon would have been 6.25% and 5.93%, respectively.  The difference between the actual yield earned on total loans and the yield generated based on the contractual coupon (not including any interest income for loans in nonaccrual status) represents excess accretable yield.  Our net interest margin is also adversely impacted by the negative yield on the FDIC indemnification asset.  Because our quarterly cash flow re-estimations have continuously resulted in improvements in the overall expected cash flows on covered loans, our expected payment from the FDIC under our loss share agreements has declined, resulting in a negative yield on the FDIC indemnification asset.  This negative yield on the FDIC indemnification asset partially offsets the benefits provided by the excess accretable yield.  This negative yield was $7.5 million, or 38.41%, for the fourth quarter of 2014 compared to $6.7 million, or 26.61%, for the third quarter of 2014.  The combination of the excess accretable yield on both covered and uncovered loans and negative yield on the FDIC indemnification asset benefitted net interest margin by 24 basis points and 35 basis points in the fourth and third quarters of 2014, respectively.  Therefore, excluding the benefit of excess accretable yield and negative yield on the FDIC indemnification asset, our net interest margin in the fourth quarter of 2014 was 3.65% compared to 3.69% in third quarter of 2014.

Noninterest Income

Noninterest income decreased $14.1 million to $15.8 million in the fourth quarter of 2014, compared to the third quarter of 2014.  The decrease is primarily the result of $14.4 million in gain on sales of branches recognized from the sales of our Wisconsin branches and our single branch located in New Mexico recognized in the third quarter of 2014.  Also impacting the decline was a fourth quarter decline of mortgage banking and other loan fees of $2.9 million, driven by a detriment to earnings of $3.7 million due to the change in the fair value of loan servicing rights, partially offset by a fourth quarter decrease of $2.2 million in the amounts due to the FDIC resulting from lower recoveries recognized included within “FDIC loss sharing income.”  In the third quarter of 2014, the change in the fair value of loan servicing rights was a detriment of $176 thousand. The changes in the fair value of loan servicing rights were due mainly to movements in market interest rate during those periods.  Loan servicing rights totaled $70.6 million as of December 31, 2014, compared to $74.4 million as of September 30, 2014.   In January of 2015, we completed a sale of approximately $13.2 million of mortgage loan servicing rights, at a price that approximates the current fair value, which were substantially all of the servicing rights we had owned for mortgages located outside of our primarily target markets.  At this time, we do not have any intention to sell any additional mortgage servicing rights.

Noninterest Expense

Noninterest expense in the fourth quarter of 2014 declined $3.2 million to $48.1 million, compared to $51.3 million in the third quarter of 2014.  The decline in noninterest expense primarily reflects decreases in salary and employee benefits of $4.2 million, occupancy and equipment expense of $1.1 million and data processing fees of $821 thousand, primarily due to the full-quarter impact of the branch sales completed in the third quarter of 2014 and our continued efforts to improve operating efficiencies as we move to fully integrate and rationalize the operations of our acquired banks.

Our core efficiency ratio for the fourth quarter of 2014 was 67.09%, exceeding our goal of achieving a 70% or better core efficiency ratio by the fourth quarter of 2014, compared to 70.81% for the third quarter.  The efficiency ratio is a measure of noninterest expense as a percent of net interest income and noninterest income.  The core efficiency ratio begins with the efficiency ratio and then excludes certain items deemed by management to not be related to regular operations.  The fourth quarter of 2014 core efficiency ratio excludes the fair value adjustment to our loan servicing rights of $3.7 million, transaction and integration related costs of $329 thousand and the FDIC loss sharing income which was a detriment of $244 thousand.  The third quarter of 2014 core efficiency ratio excludes the gain on sales of branches of $14.4 million, FDIC loss sharing income which was a detriment of $2.4 million, the fair value adjustment to our loan servicing rights of $176 thousand, and transaction and integration related costs of $1.4 million.

Credit Quality

The total net provision for loan losses in the fourth quarter of 2014 increased $1.5 million to $3.0 million, compared to $1.5 million in the third quarter of 2014.  The increase in the net provision for loan losses was primarily due to an increase in loan loss provisions resulting from our quarterly cash flow re-estimations on purchased credit impaired loans, and to a lesser extent, additional specific allowances based on individual evaluation of certain loans.

The provision for loan losses on uncovered loans in the fourth quarter of 2014 decreased $2.1 million to $5.7 million, compared to $7.8 million in the third quarter of 2014.  At December 31, 2014, the allowance for loan losses on uncovered loans was $33.8 million, or 0.87% of total uncovered loans, compared to $29.9 million, or 0.82% of total uncovered loans, at September 30, 2014.  The increase in allowance for loan losses on uncovered loans for the quarter was primarily due to the impact of organic loan growth and impairment resulting from our quarterly re-estimation of cash flows for our uncovered purchased credit impaired loans.  At December 31, 2014, uncovered nonperforming loans were $35.1 million, compared to $43.3 million at September 30, 2014.  During the fourth quarter of 2014, we repossessed the underlying assets of a set of interrelated loans previously included within uncovered nonperforming loans, which had a net carrying value of approximately $10.5 million at September 30, 2014.  At December 31, 2014, the related assets are included in “Other real estate owned and repossessed assets” at a net carrying value of approximately $9.7 million, net of charge offs and payments applied.  These assets resulted in approximately $900 thousand of credit-related charges during the fourth quarter.

The net benefit for loan losses on covered loans in the fourth quarter of 2014 decreased $3.6 million to a benefit of $2.7 million, compared to a benefit of $6.3 million in the third quarter of 2014.  At December 31, 2014, the allowance for loan losses on covered loans was $21.4 million, or 6.16% of total covered loans, compared to $25.8 million, or 6.38% of total covered loans at September 30, 2014.  The decrease in allowance for loan losses on covered loans primarily reflects the relief of allowance resulting from unanticipated payments received on loans.

During the fourth quarter of 2014, we completed re-estimations of cash flow expectations for purchased credit impaired loans acquired in each of our acquisitions.  For the re-estimations, loans with changes in cash flow expectations resulted in net additional loan loss provisions of $3.0 million ($2.6 million uncovered and $456 thousand covered).  The re-estimations also resulted in a $24.5 million improvement in the gross cash flow expectations for purchased credit impaired loans, which will be recognized prospectively as an increase in the accretable yield.  The improvement in cash flows on covered loans will be partially offset by a continued reduction in the FDIC indemnification asset, which will impact future earnings through negative accretion.  For loans with cash flow expectation improvements, any previously recorded impairment is reversed with any additional increase in cash flows recognized prospectively as an increase in the accretable yield.

All of our acquired loan portfolios are continuing to perform significantly better than initially anticipated.  We believe improvements in performance are primarily due to improvements in the economy and the efforts made by our Special Assets team that manages our acquired loan portfolios.  Similar to the fourth quarter 2014 re-estimations, the prior re-estimations of cash flows have indicated better overall expected performance than originally anticipated at acquisition.

Balance Sheet and Capital Management

Total assets increased $126.6 million to $5.9 billion at December 31, 2014 compared to September 30, 2014.  The primary drivers of the increase in assets in the quarter ended December 31, 2014 were an increase in net total loans of $214.5 million, partially offset by decreases of $44.9 million in cash and cash equivalents, $29.1 million in loans held for sale and $15.4 million in the FDIC indemnification asset.  The decrease in the FDIC indemnification asset primarily reflects the impact of $7.5 million of indemnification asset negative accretion, $5.6 million of indemnification write-off due to settlements and the results of our quarterly re-estimations of cash flow expectations for covered purchased credit impaired loans and $1.7 million of claims filed for losses on covered loans.

Net total loans at December 31, 2014 increased $214.5 million to $4.2 billion, compared to $4.0 billion at September 30, 2014.  During the fourth quarter of 2014, Talmer Bank and Trust’s net total loans grew by $223.9 million resulting from $276.8 million of net uncovered loan growth, partially offset by $52.9 million of net covered loan run-off.  Talmer West Bank experienced net loan run-off of $9.4 million in the fourth quarter of 2014.  We continue to be focused on sourcing quality loan growth to overcome the run-off of higher-yielding acquired loans.  Our covered loan portfolio has now declined to $346.5 million, or 8.2%, of total loans, which are covered by loss sharing agreements entered into with the FDIC.  Acquired loans are reported on the balance sheet at the contractual balance, net of remaining discount resulting from acquisition accounting and charge-offs taken since acquisition.

Total liabilities were $5.1 billion at December 31, 2014 compared to $5.0 billion at September 30, 2014.  The $111.7 million increase in liabilities in the quarter ended December 31, 2014 was primarily due to increases in long-term debt of $69.0 million and in total deposits of $63.3 million, partially offset by a decrease in short-term borrowings of $14.8 million.  The increase in long-term debt primarily reflects additional Federal Home Loan Bank (“FHLB”) advances entered into during the period.  Total deposit growth included other brokered funds of $169.0 million, partially offset by declines in time deposits of $68.8 million, noninterest-bearing demand deposits of $20.8 million, interest-bearing demand deposits of $12.6 million and money market and savings deposits of $3.5 million.  The decrease in short-term borrowings primarily reflects decreases in outstanding securities sold under agreements to repurchase of $51.9 million, partially offset by additional short-term FHLB borrowings of $40.0 million.

Total shareholders’ equity increased $15.0 million, or 2.0%, to $761.6 million at December 31, 2014, compared to September 30, 2014.  The increase in shareholders’ equity primarily reflects our fourth quarter 2014 net income of $12.5 million.

Our Tier 1 leverage ratio improved to 11.56% at December 31, 2014 compared to 11.45% at September 30, 2014.  We anticipate that the implementation of new Basel III capital rules during the first quarter of 2015 will have a modestly positive impact to our regulatory capital ratios.

Key Performance Goals

Our near-term focus continues to be on driving quality loan and core deposit growth and realizing significant operating synergies as we move toward fully integrating our acquired banks.  This includes the consolidation of back office processes, personnel and facilities and the wind-down of third party expenses associated with meeting regulatory compliance and system enhancements.  Recent increases in the level of merger activity in our market area offer the potential for additional opportunities to further leverage our capital position; however, we strive to remain disciplined in our evaluation of the risks and challenges in each and every deal.  The effective integration of operations and culture from previous acquisitions and the ongoing investment in core growth provide momentum in our pursuit of delivering a sustainable 1%+ core return on assets.

Conference Call and Webcast

Talmer Bancorp, Inc. will host a live conference webcast to review fourth quarter 2014 financial results at 10:00 a.m. ET on Monday, February 2, 2015. The webcast may be accessed through Talmer’s Investor Relations page at www.talmerbank.com where a link will be provided. Interested parties may also access the conference call by calling (888) 317-6003 (event ID No. 6379006) or internationally at (412) 317-6061.  A replay of the webcast will be available for approximately 90 days after the event on Talmer’s Investor Relations page at www.talmerbank.com.

About Talmer Bancorp, Inc.

Headquartered in Troy, Michigan, Talmer Bancorp, Inc. is the holding company for Talmer Bank and Trust and Talmer West Bank.  These banks, operating through branches and lending offices in Michigan, Ohio, Illinois, Indiana, and Nevada, offer a full suite of commercial and retail banking, mortgage banking, wealth management and trust services to small and medium-sized businesses and individuals.

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Talmer Bancorp Inc.’s results of operations or financial position.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements

Some of the statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as:  “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.  Examples of forward-looking statements, include, among others, statements related to our future expectations, including all statements under the heading entitled “Key Performance Goals,” statements about our strong lending pipelines, further incremental improvements in our operating efficiencies in 2015, the anticipated completion of the First of Huron Corp. acquisition and operational integration of Talmer West Bank, expectations related to growth opportunities in our markets, including our ability to pursue additional acquisitions, our ability to drive strong earning asset and fee income growth, our anticipated implementation of the new Basel III capital rules, and our strategic plan.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to risks, uncertainties and other factors, such as a downturn in the economy, unanticipated losses related to the integration of, and accounting for, our acquisition transactions, access to funding sources, greater than expected noninterest expenses, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes, excessive loan losses, and, with respect to the proposed acquisition of First of Huron Corp., the inability to meet certain closing terms and conditions, as well as additional risks and uncertainties contained in the “Risk Factors” and the forward-looking statement disclosure contained in our Annual Report on Form 10-K for the most recently ended fiscal year, any of which could cause actual results to differ materially from future results expressed or implied by those forward-looking statements.  All forward-looking statements speak only as of the date on which it is made.  We undertake no obligation to update or revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Media Contact:	Investor Relations Contact:

Shellie Maitre	Bradley Adams

(248) 498-2858	(248) 498-2862

Talmer Bancorp, Inc.

Consolidated Balance Sheets

(Unaudited)

	December 31,	September 30,	December 31,
(Dollars in thousands, except per share data)	2014	2014	2013

Assets
Cash and due from banks	$86,185	$91,214	$97,167
Interest-bearing deposits with other banks	96,551	121,952	206,160
Federal funds sold and other short-term investments	71,000	85,500	72,029
Total cash and cash equivalents	253,736	298,666	375,356
Securities available-for-sale	740,819	734,489	620,083
Federal Home Loan Bank stock	20,212	17,426	16,303
Loans held for sale	93,453	122,599	85,252
Loans:
Residential real estate (includes $18.3 million, $17.9 million and $16.3 million respectively, measured at fair value)	1,426,012	1,430,939	1,085,453
Commercial real estate	1,310,938	1,213,361	755,839
Commercial and industrial	869,477	790,867	446,644
Real estate construction (includes $1.4 million measured at fair value at December 31, 2013)	131,686	102,920	176,226
Consumer	164,524	93,246	9,754
Total loans, excluding covered loans	3,902,637	3,631,333	2,473,916
Less: Allowance for loan losses - uncovered	(33,819)	(29,892)	(17,746)
Net loans - excluding covered loans	3,868,818	3,601,441	2,456,170
Covered loans	346,490	403,792	530,068
Less: Allowance for loan losses - covered	(21,353)	(25,768)	(40,381)
Net loans - covered	325,137	378,024	489,687
Net total loans	4,193,955	3,979,465	2,945,857
Premises and equipment	46,905	49,462	51,001
FDIC indemnification asset	67,026	82,441	131,861
Other real estate owned and repossessed assets	48,743	45,033	29,982
Loan servicing rights	70,598	74,380	78,603
Core deposit intangible	13,035	13,696	13,205
FDIC receivable	6,062	12,873	7,783
Company-owned life insurance	97,782	96,605	39,500
Income tax benefit	177,472	181,318	126,200
Other assets	40,982	35,717	26,375
Total assets	$5,870,780	$5,744,170	$4,547,361
Liabilities
Deposits:
Noninterest-bearing demand deposits	$887,567	$908,343	$779,407
Interest-bearing demand deposits	660,697	673,336	598,281
Money market and savings deposits	1,170,236	1,173,697	1,215,864
Time deposits	1,188,178	1,256,981	927,313
Other brokered funds	642,185	473,240	80,000
Total deposits	4,548,863	4,485,597	3,600,865
FDIC clawback liability	26,905	25,723	24,887
FDIC warrants payable	4,633	4,563	4,118
Short-term borrowings	135,743	150,573	71,876
Long-term debt	353,972	285,009	199,037
Other liabilities	39,057	46,053	29,563
Total liabilities	5,109,173	4,997,518	3,930,346
Shareholders’ equity
Preferred stock - $1.00 par value
Authorized - 20,000,000 shares at 12/31/2014, 9/30/2014 and 12/31/2013 Issued and outstanding - 0 shares at 12/31/2014, 9/30/2014 and 12/31/2013	—	—	—
Common stock:
Class A Voting Common Stock - $1.00 par value Authorized -198,000,000 shares at 12/31/2014, 9/30/2014 and 12/31/2013 Issued and outstanding -70,532,122 shares at 12/31/2014, 70,503,920 shares at 9/30/2014 and 66,234,397 shares at 12/31/2013	70,532	70,504	66,234
Class B Non-Voting Common Stock - $1.00 par value Authorized - 2,000,000 shares at 12/31/2014, 9/30/2014 and 12/31/2013 Issued and outstanding - 0 shares at 12/31/2014, 9/30/2014 and 12/31/2013	—	—	—
Additional paid-in-capital	405,436	404,068	366,428
Retained earnings	281,789	269,993	192,349
Accumulated other comprehensive income (loss), net of tax	3,850	2,087	(7,996)
Total shareholders’ equity	761,607	746,652	617,015
Total liabilities and shareholders’ equity	$5,870,780	$5,744,170	$4,547,361

Talmer Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

	Three months ended December 31,		Year ended December 31,
(Dollars in thousands, except per share data)	2014	2013	2014	2013

Interest income
Interest and fees on loans	$58,271	$45,354	$226,674	$194,857
Interest on investments
Taxable	2,263	1,880	8,509	6,097
Tax-exempt	1,610	1,098	6,232	4,230
Total interest on securities	3,873	2,978	14,741	10,327
Interest on interest-earning cash balances	94	188	640	776
Interest on federal funds and other short-term investments	126	204	527	930
Dividends on FHLB stock	177	160	867	872
FDIC indemnification asset	(7,539)	(6,952)	(26,426)	(28,040)
Total interest income	55,002	41,932	217,023	179,722
Interest Expense
Interest-bearing demand deposits	194	173	824	673
Money market and savings deposits	457	430	1,930	1,889
Time deposits	1,546	1,250	6,080	5,864
Other brokered funds	527	32	879	142
Interest on short-term borrowings	90	24	420	105
Interest on long-term debt	725	739	2,627	3,052
Total interest expense	3,539	2,648	12,760	11,725
Net interest income	51,463	39,284	204,263	167,997
Provision for loan losses - uncovered	5,655	6,569	23,082	15,520
Benefit for loan losses - covered	(2,661)	(3,319)	(18,755)	(10,422)
Net interest income after provision for loan losses	48,469	36,034	199,936	162,899

Noninterest income
Deposit fee income	2,692	3,179	12,225	15,886
Mortgage banking and other loan fees	(865)	7,666	1,163	30,853
Net gain on sales of loans	4,939	3,423	17,747	41,212
Net gain on sales of branches	—	—	14,410	—
Bargain purchase gain	—	—	41,977	71,702
FDIC loss sharing income	(244)	(3,167)	(6,211)	(10,226)
Accelerated discount on acquired loans	3,742	6,596	18,197	17,154
Net gain (loss) on sales of securities	—	292	(2,066)	392
Other income	5,570	5,568	20,057	14,165
Total noninterest income	15,834	23,557	117,499	181,138

Noninterest expense
Salary and employee benefits	25,632	29,837	121,744	146,609
Occupancy and equipment expense	6,911	6,346	31,806	26,755
Data processing fees	789	1,974	6,399	7,591
Professional service fees	3,323	3,974	12,952	16,640
FDIC loss sharing expense	406	483	2,158	2,007
Bank acquisition and due diligence fees	329	819	3,765	8,693
Marketing expense	1,226	659	4,923	3,484
Other employee expense	658	642	2,674	3,096
Insurance expense	1,615	1,851	5,697	9,974
Other expense	7,209	6,424	26,762	25,965
Total noninterest expense	48,098	53,009	218,880	250,814
Income before income taxes	16,205	6,582	98,555	93,223
Income tax provision (benefit)	3,703	(5,971)	7,705	(5,335)
Net income	$12,502	$12,553	$90,850	$98,558

Earnings per share:
Basic	$0.18	$0.19	$1.30	$1.49
Diluted	$0.16	$0.18	$1.21	$1.41
Average common shares outstanding - basic	70,136	66,231	69,605	66,230
Average common shares outstanding - diluted	75,759	70,555	75,150	69,664

Total comprehensive income	$14,265	$9,922	$102,696	$86,644

Talmer Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except per share data)	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013

Interest income
Interest and fees on loans	$58,271	$58,128	$56,774	$53,501	$45,354
Interest on investments
Taxable	2,263	2,241	2,139	1,866	1,880
Tax-exempt	1,610	1,444	1,213	1,965	1,098
Total interest on securities	3,873	3,685	3,352	3,831	2,978
Interest on interest-earning cash balances	94	159	171	216	188
Interest on federal funds and other short-term investments	126	130	131	140	204
Dividends on FHLB stock	177	177	291	222	160
FDIC indemnification asset	(7,539)	(6,663)	(5,506)	(6,718)	(6,952)
Total interest income	55,002	55,616	55,213	51,192	41,932
Interest Expense
Interest-bearing demand deposits	194	190	216	224	173
Money market and savings deposits	457	487	492	494	430
Time deposits	1,546	1,611	1,432	1,491	1,250
Other brokered funds	527	288	35	29	32
Interest on short-term borrowings	90	122	33	175	24
Interest on long-term debt	725	701	627	574	739
Total interest expense	3,539	3,399	2,835	2,987	2,648
Net interest income	51,463	52,217	52,378	48,205	39,284
Provision for loan losses - uncovered	5,655	7,784	3,219	6,424	6,569
Benefit for loan losses - covered	(2,661)	(6,275)	(7,321)	(2,498)	(3,319)
Net interest income after provision for loan losses	48,469	50,708	56,480	44,279	36,034

Noninterest income
Deposit fee income	2,692	3,047	3,188	3,298	3,179
Mortgage banking and other loan fees	(865)	2,065	(1,122)	1,085	7,666
Net gain on sales of loans	4,939	4,083	5,681	3,044	3,423
Net gain on sales of branches	—	14,410	—	—	—
Bargain purchase gain	—	—	—	41,977	—
FDIC loss sharing income	(244)	(2,420)	(3,434)	(113)	(3,167)
Accelerated discount on acquired loans	3,742	3,663	4,326	6,466	6,596
Net gain (loss) on sales of securities	—	244	—	(2,310)	292
Other income	5,570	4,882	5,312	4,293	5,568
Total noninterest income	15,834	29,974	13,951	57,740	23,557

Noninterest expense
Salary and employee benefits	25,632	29,795	30,466	35,851	29,837
Occupancy and equipment expense	6,911	7,981	7,871	9,043	6,346
Data processing fees	789	1,610	2,260	1,740	1,974
Professional service fees	3,323	2,964	2,628	4,037	3,974
FDIC loss sharing expense	406	245	983	524	483
Bank acquisition and due diligence fees	329	239	268	2,929	819
Marketing expense	1,226	1,001	1,605	1,091	659
Other employee expense	658	621	752	643	642
Insurance expense	1,615	1,383	868	1,831	1,851
Other expense	7,209	5,424	6,370	7,759	6,424
Total noninterest expense	48,098	51,263	54,071	65,448	53,009
Income before income taxes	16,205	29,419	16,360	36,571	6,582
Income tax provision (benefit)	3,703	9,904	(4,246)	(1,656)	(5,971)
Net income	$12,502	$19,515	$20,606	$38,227	$12,553

Earnings per share:
Basic	$0.18	$0.28	$0.29	$0.56	$0.19
Diluted	$0.16	$0.26	$0.27	$0.52	$0.18
Average common shares outstanding - basic	70,136	70,092	70,021	68,121	66,231
Average common shares outstanding - diluted	75,759	75,752	75,659	73,377	70,555

Total comprehensive income	$14,265	$19,369	$25,254	$43,808	$9,922

Talmer Bancorp, Inc.

Selected Financial Information

(Unaudited)

	2014				2013
(Dollars in thousands, except per share data)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Earnings Summary
Interest income	$55,002	$55,616	$55,213	$51,192	$41,932
Interest expense	3,539	3,399	2,835	2,987	2,648
Net interest income	51,463	52,217	52,378	48,205	39,284
Provision for loan losses - uncovered	5,655	7,784	3,219	6,424	6,569
Provision (benefit) for loan losses - covered	(2,661)	(6,275)	(7,321)	(2,498)	(3,319)
Bargain purchase gains	—	—	—	41,977	—
Noninterest income	15,834	29,974	13,951	57,740	23,557
Noninterest expense	48,098	51,263	54,071	65,448	53,009
Income before income taxes	16,205	29,419	16,360	36,571	6,582
Income tax provision (benefit)	3,703	9,904	(4,246)	(1,656)	(5,971)
Net income	12,502	19,515	20,606	38,227	12,553

Per Share Data
Basic earnings per common share	$0.18	$0.28	$0.29	$0.56	$0.19
Diluted earnings per common share	0.16	0.26	0.27	0.52	0.18
Book value per common share	10.80	10.59	10.33	10.05	9.32
Tangible book value per share (1)	10.61	10.40	10.11	9.82	9.12
Shares outstanding (in thousands)	70,532	70,504	70,451	69,962	66,234
Average common diluted shares (in thousands)	75,759	75,752	75,659	73,377	70,555

Selected Period End Balances
Total assets	$5,870,780	$5,744,170	$5,609,493	$5,423,261	$4,547,361
Securities available-for-sale	740,819	734,489	731,700	632,047	620,083
Total loans	4,249,127	4,035,125	3,755,487	3,643,196	3,003,984
Uncovered loans	3,902,637	3,631,333	3,296,207	3,145,276	2,473,916
Covered loans	346,490	403,792	459,280	497,920	530,068
FDIC indemnification asset	67,026	82,441	102,694	119,045	131,861
Total deposits	4,548,863	4,485,597	4,296,534	4,386,332	3,600,865
Total liabilities	5,109,173	4,997,518	4,881,548	4,720,233	3,930,346
Total shareholders’ equity	761,607	746,652	727,945	703,028	617,015
Tangible shareholders’ equity (1)	748,572	732,956	712,567	686,926	603,810

Performance and Capital Ratios
Return on average assets	0.85%	1.36%	1.51%	2.75%	1.08%
Return on average equity	6.63	10.56	11.61	22.15	8.24
Net interest margin (fully taxable equivalent) (2)	3.89	4.05	4.34	3.95	3.72
Core efficiency ratio (1)	67.09	70.81	71.97	82.12	88.22
Tangible average equity to tangible average assets (1)	12.67	12.64	12.79	12.17	12.91
Tier 1 leverage ratio (3)	11.56	11.45	11.71	11.13	12.19
Tier 1 risk-based capital (3)	15.20	15.56	16.16	16.54	18.29
Total risk-based capital (3)	16.44	16.76	17.31	17.60	19.21
				—
Asset Quality Ratios:
Net charge-offs to average loans, excluding covered loans	0.18%	0.25%	0.20%	0.17%	0.71%
Nonperforming assets as a percentage of total assets	1.78	1.73	1.60	1.79	1.55
Nonperforming loans as a percent of total loans	1.34	1.38	1.04	1.13	1.40
Nonperforming loans as a percent of total loans, excluding covered loans	0.90	1.19	0.79	0.81	0.98
Allowance for loan losses as a percentage of period-end loans	1.30	1.38	1.52	1.67	1.93
Allowance for loan losses-uncovered as a percentage of period-end uncovered loans	0.87	0.82	0.74	0.72	0.72
Allowance for loan losses as a percentage of nonperforming loans, excluding loans accounted for under ASC 310-30	39.39	33.68	42.07	50.61	43.52

(1)  See section entitled “Reconciliation of Non-GAAP Financial Measures.”

(2)  Presented on a tax equivalent basis using a 35% tax rate for all periods presented.

(3) Fourth quarter 2014 is estimated.

Talmer Bancorp, Inc.

Loan Data

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2014	2014	2014	2014	2013

Uncovered loans
Residential real estate	$1,426,012	$1,430,939	$1,362,869	$1,267,714	$1,085,453
Commercial real estate
Non-owner occupied	888,650	814,179	731,743	742,151	581,651
Owner-occupied	417,843	379,964	371,406	377,678	148,545
Farmland	4,445	19,218	28,199	27,964	25,643
Total commercial real estate	1,310,938	1,213,361	1,131,348	1,147,793	755,839
Commercial and industrial	869,477	790,867	647,090	573,268	446,644
Real estate construction	131,686	102,920	112,866	143,569	176,226
Consumer	164,524	93,246	42,034	12,932	9,754
Total uncovered loans	3,902,637	3,631,333	3,296,207	3,145,276	2,473,916

Covered loans
Residential real estate	108,226	113,228	117,507	119,408	123,334
Commercial real estate
Non-owner occupied	108,692	121,491	142,846	143,460	154,951
Owner-occupied	70,492	80,990	91,829	108,630	115,435
Farmland	7,478	17,015	21,541	27,059	29,015
Total commercial real estate	186,662	219,496	256,216	279,149	299,401
Commercial and industrial	32,648	47,252	60,497	71,155	78,437
Real estate construction	9,389	13,734	14,391	16,895	17,218
Consumer	9,565	10,082	10,669	11,313	11,678
Total covered loans	346,490	403,792	459,280	497,920	530,068

Total loans	$4,249,127	$4,035,125	$3,755,487	$3,643,196	$3,003,984

Talmer Bancorp, Inc.

Impaired Loans

(Unaudited)

(Dollars in thousands)	4th Qtr 2014	3rd Qtr 2014	2nd Qtr 2014	1st Qtr 2014	4th Qtr 2013
Uncovered
Nonperforming troubled debt restructurings
Residential real estate	$3,984	$2,284	$1,920	$2,189	$2,469
Commercial real estate	2,644	3,122	2,842	2,664	3,581
Commercial and industrial	180	135	541	526	415
Consumer	83	84	90	2	3
Total nonperforming troubled debt restructurings	6,891	5,625	5,393	5,381	6,468
Nonaccrual loans other than nonperforming troubled debt restructurings
Residential real estate	13,390	13,449	11,708	11,633	12,946
Commercial real estate	11,112	9,456	6,590	6,174	2,010
Commercial and industrial	3,370	14,339	2,074	1,723	2,266
Real estate construction	174	253	158	582	510
Consumer	174	161	76	100	97
Total nonaccrual loans other than nonperforming troubled debt restructurings	28,220	37,658	20,606	20,212	17,829
Total nonaccrual loans	35,111	43,283	25,999	25,593	24,297
Other real estate owned and repossessed assets (1)	36,872	32,046	39,848	45,716	17,046
Total nonperforming assets	71,983	75,329	65,847	71,309	41,343

Performing troubled debt restructurings
Residential real estate	1,368	1,802	1,628	828	328
Commercial real estate	3,785	2,961	2,588	3,003	1,637
Commercial and industrial	840	652	995	1,365	1,367
Real estate construction	90	92	94	96	90
Consumer	234	56	29	30	30
Total performing troubled debt restructurings	6,317	5,563	5,334	5,322	3,452
Total uncovered impaired assets	$78,300	$80,892	$71,181	$76,631	$44,795

Loans 90 days or more past due and still accruing, excluding loans accounted for under ASC 310-30	$53	$595	$305	$3	$539

Covered
Nonperforming troubled debt restructurings
Residential real estate	$1,363	$1,304	$1,408	$962	$900
Commercial real estate	14,343	4,144	4,861	6,235	6,561
Commercial and industrial	2,043	2,438	2,089	2,780	3,052
Real estate construction	272	614	595	1,023	926
Consumer	13	42	15	25	25
Total nonperforming troubled debt restructurings	18,034	8,542	8,968	11,025	11,464
Nonaccrual loans other than nonperforming troubled debt restructurings
Residential real estate	485	433	426	368	88
Commercial real estate	1,380	1,313	1,489	1,563	1,563
Commercial and industrial	1,517	1,653	1,751	2,124	4,149
Real estate construction	441	441	439	442	446
Consumer	—	—	1	—	6
Total nonaccrual loans other than nonperforming troubled debt restructurings	3,823	3,840	4,106	4,497	6,252
Total nonaccrual loans	21,857	12,382	13,074	15,522	17,716
Other real estate owned	10,719	11,835	10,975	10,184	11,598
Total nonperforming assets	32,576	24,217	24,049	25,706	29,314

Performing troubled debt restructurings
Residential real estate	3,046	2,860	2,821	2,582	2,691
Commercial real estate	9,017	14,915	16,102	15,056	14,391
Commercial and industrial	1,137	2,119	2,962	3,030	3,802
Real estate construction	264	108	109	111	163
Total performing troubled debt restructurings	13,464	20,002	21,994	20,779	21,047
Total covered impaired assets	$46,040	$44,219	$46,043	$46,485	$50,361

Loans 90 days or more past due and still accruing, excluding loans accounted for under ASC 310-30	$—	$—	$49	$7	$—

(1) Excludes closed branches and operating facilities.

Talmer Bancorp, Inc.

Net Interest Income and Net Interest Margin

(Unaudited)

	Three months ended
	December 31, 2014			September 30, 2014			December 31, 2013
(Dollars in thousands)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)
Earning assets:
Interest-earning balances	$147,713	$94	0.25%	$264,158	$159	0.24%	$278,114	$188	0.27%
Federal funds sold and other short-term investments	69,897	126	0.71	76,724	130	0.67	103,011	204	0.79
Investment securities (3):
Taxable	519,774	2,263	1.73	515,388	2,241	1.73	451,467	1,880	1.65
Tax-exempt	223,580	1,610	3.82	205,329	1,444	3.77	187,911	1,098	3.13
FHLB Stock	18,671	177	3.77	17,333	177	4.04	16,303	160	3.90
Gross uncovered loans (4)	3,865,553	45,863	4.71	3,548,152	44,444	4.97	2,507,233	29,615	4.69
Gross covered loans (4)	377,776	12,408	13.03	439,366	13,684	12.36	539,570	15,739	11.57
FDIC indemnification asset	77,865	(7,539)	(38.41)	99,335	(6,663)	(26.61)	144,949	(6,952)	(19.03)
Total earning assets	5,300,829	55,002	4.16%	5,165,785	55,616	4.31%	4,228,558	41,932	3.97%
Non-earning assets:
Cash and due from banks	101,884			114,156			108,944
Allowance for loan losses	(52,808)			(55,579)			(57,114)
Premises and equipment	48,587			51,636			52,870
Core deposit intangible	13,334			14,398			13,527
Other real estate owned and repossessed assets	48,983			49,464			31,425
Loan servicing rights	73,059			73,996			73,680
FDIC receivable	11,013			5,886			10,392
Company-owned life insurance	97,081			95,930			39,337
Other non-earning assets	223,662			230,931			126,548
Total assets	$5,865,624			$5,746,603			$4,628,167

Interest-bearing liabilities:
Deposits:
Interest-bearing demand deposits	$676,994	$194	0.11%	$657,107	$190	0.11%	$595,362	$173	0.12%
Money market and savings deposits	1,174,132	457	0.15	1,237,984	487	0.16	1,225,280	430	0.14
Time deposits	1,219,758	1,546	0.50	1,236,286	1,611	0.52	943,778	1,250	0.53
Other brokered funds	543,784	527	0.38	361,929	288	0.32	80,000	32	0.16
Short-term borrowings	165,515	90	0.22	219,859	122	0.22	40,219	24	0.24
Long-term debt	326,924	725	0.88	280,054	701	0.99	252,173	739	1.16
Total interest-bearing liabilities	4,107,107	3,539	0.34%	3,993,219	3,399	0.34%	3,136,812	2,648	0.33%
Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	934,143			961,559			819,961
FDIC clawback liability	25,923			26,492			24,485
Other liabilities	43,729			26,463			37,564
Shareholders’ equity	754,722			738,870			609,345
Total liabilities and shareholders’ equity	$5,865,624			$5,746,603			$4,628,167

Net interest income		$51,463			$52,217			$39,284

Interest spread			3.82%			3.97%			3.64%
Net interest margin as a percentage of interest-earning assets			3.85%			4.01%			3.68%
Tax equivalent effect			0.04%			0.04%			0.04%
Net interest margin as a percentage of interest-earning assets (FTE)			3.89%			4.05%			3.72%

(1) Interest income is shown on actual basis and does not include taxable equivalent adjustments.

(2) Average rates are presented on an annual basis and include a taxable equivalent adjustment to interest income of $542 thousand, $505 thousand and $384 thousand on tax-exempt securities for the three months ended December 31, 2014, September 30, 2014, and December 31, 2013, respectively, using the statutory tax rate of 35%.

(3) For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(4) Includes nonaccrual loans.

Talmer Bancorp, Inc.

Net Interest Income and Net Interest Margin

(Unaudited)

	For the years ended December 31,
	2014			2013
(Dollars in thousands)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)
Earning assets:
Interest-earning balances	$265,155	$640	0.24%	$307,256	$776	0.25%
Federal funds sold and other short-term investments	73,453	527	0.72	111,239	930	0.84
Investment securities (3):
Taxable	505,754	8,509	1.68	451,517	6,097	1.35
Tax-exempt	197,786	6,232	4.22	179,382	4,230	3.18
Federal Home Loan Bank stock	17,841	867	4.86	16,162	872	5.40
Gross uncovered loans (4)	3,473,608	171,196	4.93	2,431,647	117,117	4.82
Gross covered loans (4)	451,590	55,478	12.28	659,820	77,740	11.78
FDIC indemnification asset	105,034	(26,426)	(25.16)	181,768	(28,040)	(15.43)
Total earning assets	5,090,221	217,023	4.31	4,338,791	179,722	4.18
Non-earning assets:
Cash and due from banks	97,935			107,249
Allowance for loan losses	(56,094)			(59,123)
Premises and equipment	53,142			56,885
Core deposit intangible	15,055			14,524
Other real estate owned and repossessed assets	53,513			37,700
Loan servicing rights	75,863			61,848
FDIC receivable	7,592			12,520
Company-owned life insurance	81,245			38,843
Other non-earning assets	224,232			116,548
Total assets	$5,642,704			$4,725,785

Interest-bearing liabilities:
Deposits:
Interest-bearing demand deposits	$689,225	$824	0.12%	$564,447	673	0.12%
Money market and savings deposits	1,289,388	1,930	0.15	1,231,066	1,889	0.15
Time deposits	1,247,907	6,080	0.49	1,079,779	5,864	0.54
Other brokered funds	268,080	879	0.33	76,134	142	0.19
Short-term borrowings	153,951	420	0.27	49,493	105	0.21
Long-term debt	257,487	2,627	1.02	260,514	3,052	1.17
Total interest-bearing liabilities	3,906,038	12,760	0.33	3,261,433	11,725	0.36
Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	943,321			765,853
FDIC clawback liability	25,823			23,364
Other liabilities	38,829			71,478
Shareholders’ equity	728,693			603,657
Total liabilities and shareholders’ equity	$5,642,704			$4,725,785

Net interest income		$204,263			$167,997

Interest spread			3.98%			3.82%
Net interest margin as a percentage of interest-earning assets			4.01%			3.87%
Tax equivalent effect			0.03%			0.03%
Net interest margin as a percentage of interest-earning assets (FTE)			4.04%			3.90%

(1) Interest income is shown on actual basis and does not include taxable equivalent adjustments.

(2) Average rates are presented on an annual basis and include a taxable equivalent adjustment to interest income of $2.1 million and $1.5 million on tax-exempt securities for the years ended December 31, 2014 and 2013, respectively, using the statutory tax rate of 35%.

(3) For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(4) Includes nonaccrual loans.

Talmer Bancorp, Inc.

Reconciliation of Non-GAAP Financial Measures (1)

(Unaudited)

	2014				2013
(Dollars in thousands, except per share data)	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter

Tangible shareholders’ equity:
Total shareholders’ equity	$761,607	$746,652	$727,945	$703,028	$617,015
Less:
Core deposit intangibles	13,035	13,696	15,378	16,102	13,205
Tangible shareholders’ equity	$748,572	$732,956	$712,567	$686,926	$603,810

Tangible book value per share:
Shares outstanding	70,532	70,504	70,451	69,962	66,234
Tangible book value per share	$10.61	$10.40	$10.11	$9.82	$9.12

Tangible average equity to tangible average assets:
Average assets	$5,865,624	$5,746,603	$5,445,770	$5,550,329	$4,628,167
Average equity	754,722	738,870	709,982	690,214	609,345
Average core deposit intangibles	13,334	14,398	15,740	16,794	13,527
Tangible average equity to tangible average assets	12.67%	12.64%	12.79%	12.17%	12.91%

Core efficiency ratio:
Net interest income	$51,463	$52,217	$52,378	$48,205	$39,284
Noninterest income	15,834	29,974	13,951	57,740	23,557
Total revenue	67,297	82,191	66,329	105,945	62,841
Less:
(Expense)/benefit due to change in the fair value of loan servicing rights	(3,657)	(176)	(4,200)	(2,205)	6,852
FDIC loss sharing income	(244)	(2,420)	(3,434)	(113)	(3,167)
Net gains on sales of branches	—	14,410	—	—	—
Bargain purchase gain	—	—	—	41,977	—
Total core revenue	71,198	70,377	73,963	66,286	59,156

Total noninterest expense	48,098	51,263	54,071	65,448	53,009
Less:
Transaction and integration related costs	329	1,428	837	11,015	819
Total core noninterest expense	47,769	49,835	53,234	54,433	52,190

Core efficiency ratio	67.09%	70.81%	71.97%	82.12%	88.22%

(1) Management believes these non-GAAP financial measures provide useful information to both management and investors that is supplementary to our financial condition and results of operations in accordance with GAAP; however, we do acknowledge that our non-GAAP financial measures have a number of limitations.  As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use.